UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     August 31, 2006
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                        BNP RESIDENTIAL PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

         Maryland                       1-9496                  56-1574675
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


       301 S. College Street, Suite 3850
          Charlotte, North Carolina                                  28202
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          (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code            (704) 944-0100
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [   ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

     [ X ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

     [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On August 31, 2006, BNP Residential Properties, Inc., a Maryland corporation ("BNP"), and BNP Residential Properties Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Babcock & Brown Bravo Holdings LLC, a Delaware limited liability company ("Buyer"), which is an affiliate of international investment and advisory firm Babcock & Brown (ASX:BNB) ("Babcock & Brown"), will acquire BNP through the mergers of BNP and the Operating Partnership with merger subsidiaries of the Buyer (the "Mergers").

         Pursuant to the terms of the Merger Agreement, each issued and outstanding share of common stock of BNP, par value $0.01 per share (together with the related preferred stock purchase rights, the "Common Shares"), will be converted into the right to receive $24.00 in cash, without interest, and each common unit of limited partnership interest of the Operating Partnership (together with the related preferred unit purchase rights, the "OP Units") will be converted into (i) the right to receive $24.00 in cash, without interest, or
(ii) at Buyer's option, the right to elect to receive $24.00 in cash, without interest, or a continuing interest in the Operating Partnership.

         The Merger Agreement permits BNP to declare and pay regular quarterly cash distributions at a rate not to exceed $0.26 per share of common stock during the pendency of the Mergers. In addition, immediately prior to the Mergers, the Merger Agreement permits BNP to set a record date for and declare payable a special distribution. The aggregate amount of the special distribution would equal, for the period from the record date for the previous distribution to the record date for the special distribution, net income excluding gains (losses) from sales of property and certain transaction fees and expenses relating to the Mergers, plus depreciation and amortization, and after adjustments of unconsolidated partnerships and joint ventures, all as calculated as provided in the Merger Agreement; provided that the special distribution may not exceed a quarterly rate (based on the number of days covered by the "stub" period) of $0.26 per share.

         The Mergers and the transactions contemplated by the Merger Agreement have been approved by the Board of Directors of BNP on behalf of BNP, and on behalf of BNP as the sole general partner of the Operating Partnership. The Mergers are subject to customary closing conditions, including the approval of the Mergers by the holders of at least a majority of the outstanding Common Shares. The Merger Agreement contains no financing condition.

         Upon termination of the Merger Agreement under certain specified circumstances, BNP may be required to pay the Buyer a break-up fee of $12.5 million. It is currently anticipated that the Mergers will be closed in the fourth quarter of 2006.

         Certain obligations of the Buyer and its subsidiaries under the Merger Agreement have been guaranteed by Babcock & Brown International Pty Ltd, a subsidiary of

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Babcock & Brown through which Babcock & Brown conducts substantially all of its operations.

         The foregoing descriptions of the Mergers and the Merger Agreement are qualified in their entirety by reference to the text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Copies of BNP's press releases, dated August 31, 2006, relating to the Mergers are also attached hereto as Exhibits 99.1 and 99.2.

         The following officers and directors of BNP have entered into a Voting Agreement dated August 31, 2006 (the "Voting Agreement") with the Buyer: Paul Chrysson, W. Michael Gilley, Philip S. Payne, D. Scott Wilkerson, Peter J. Weidhorn, Pamela B. Bruno and Eric S. Rohm. The Voting Agreement requires each of the foregoing individuals to vote (or cause to be voted) the Common Shares and OP Units that each beneficially owns in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement. The Voting Agreement terminates upon the earlier of the effective time of the Mergers or the termination of the Merger Agreement. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         Concurrently with the execution and delivery of the Merger Agreement, BNP entered into an amendment (the "Rights Amendment") to the Rights Agreement, dated as of March 18, 1999 (the "Rights Agreement"), between BNP and the rights agent for the purpose of rendering the rights under BNP's Rights Agreement inapplicable in the Mergers, the Voting Agreement and the other transactions contemplated thereby, and terminating the Rights Agreement and the rights effective upon consummation of the Mergers. The foregoing description of the Rights Amendment is qualified in its entirety by reference to the text of the Rights Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

         Immediately prior to closing, the BNP management will receive payments from BNP as a result of vesting of equity awards and bonus payments under their pre-existing employment terms with BNP. It is expected that the BNP management team will remain in place after the closing. Additionally, the Buyer has negotiated to have three-year employment agreements with a one-year non-compete provision with each of Messrs. Payne and Wilkerson and two-year employment agreements with Ms. Bruno and Mr. Rohm (collectively, the "Employment Agreements"). The Employment Agreements will become effective at the effective time of the Mergers and shall be terminated if the Merger Agreement is terminated.

ADDITIONAL INFORMATION ABOUT THE MERGERS AND WHERE TO FIND IT

         In connection with the Mergers, BNP intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders of BNP are urged to read these materials when they become available because they will contain

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important information about the Mergers, BNP and the affiliates of Babcock &
Brown that are parties to the merger. The proxy statement and other relevant materials (when they become available) and any other documents filed by BNP with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by BNP by contacting Andrea Burris, Director of Investor Relations at investor.relations@bnp-residential.com or (704) 944-0100 or accessing BNP's website at www.bnp-residential.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Mergers.

         Proxies may be solicited on behalf of BNP by members of its Board of Directors and executive officers. Information about such persons can be found in BNP's definitive proxy statement relating to its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2006, and may be obtained free of charge at the SEC's website at www.sec.gov or at BNP's website at www.bnp-residential.com.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

2.1 Merger Agreement, dated August 31, 2006, by and among BNP Residential Properties, Inc., BNP Residential Properties Limited Partnership, Babcock & Brown Bravo Holdings, LLC, Babcock & Brown Bravo Acquisition Corp. and Babcock & Brown Bravo Operating Partnership

4.1 Amendment No. 2 to Rights Agreement, dated August 31, 2006, between BNP Residential Properties, Inc. and American Stock Transfer and Trust Company, as rights agent

10.1 Voting Agreement, dated August 31, 2006, by and among Babcock & Brown Bravo Holdings LLC and the directors and officers of BNP Residential Properties, Inc. named therein in their individual capacities as security holders

99.1     Press Release

99.2     Press Release

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BNP Residential Properties, Inc.
                                       (Registrant)



September 6, 2006                      by:   /s/ Pamela B. Bruno
                                          -----------------------------------
                                       Pamela B. Bruno
                                       Vice President, Treasurer and
                                       Chief Financial Officer

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